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                                                                    EXHIBIT 16.2

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EXHIBIT 1 TO FORM 8-K

August 4, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated August 2, 1999, of On2.com, Inc. and are in agreement with the statements contained in the second paragraph therein with respect to The Duck Corporation. We have no basis to agree or disagree with other statements of the registrant contained therein.

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                                          /S/ ERNST & YOUNG LLP